                                                                   EXHIBIT 23.5

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Tele-Communications, Inc. of our report dated February 4, 1994 relating to the consolidated financial statements of TeleCable Corporation and subsidiaries, which appears on page 12 of the TCI Communications, Inc. and Tele-Communications, Inc. Current Report on Form 8-K dated August 26, 1994. We also consent to the reference to us under the heading "Experts" in such registration statement.

                                          Price Waterhouse LLP

Norfolk, Virginia

February 14, 1996